Exhibit 99.1

I. INDIVIDUAL SMOKER CASES

Florida

A.	Engle Progeny Cases.

Pursuant to the Florida Supreme Court's July 2006 ruling in Engle v. Liggett Group Inc., which decertified the Engle class on a prospective basis, former class members had one year from January 11, 2007 to file individual lawsuits. In addition, some individuals who filed suit prior to January 11, 2007, and who claim they meet the conditions in Engle, are attempting to avail themselves of the Engle ruling. Lawsuits by individuals requesting the benefit of the Engle ruling, whether filed before or after the January 11, 2007 mandate, are hereinafter referred to as the “Engle progeny” cases. As of June 30, 2011, Liggett and/or the Company are named in 5,785 Engle progeny cases in both state and federal courts in Florida. These cases include approximately 8,000 plaintiffs. The total number of state court cases may likely increase as courts may require multi-plaintiff cases to be severed into individual cases. The total number of plaintiffs may increase as a result of attempts by existing plaintiffs to add additional parties. For more information on the Engle case, see “Note 5. Contingencies.”

(i)	Engle Progeny Cases with trial dates through June 30, 2012.

Andres v. R.J. Reynolds, et al., Case No. 01-2007-CA-5346, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 12/28/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 12/05/11.

Baker v R.J. Reynolds, et al., Case No. 07-20247 (MB), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 11/26/07 ). One individual suing on behalf of the estate and survivors of the deceased smoker. The case is presently set for trial starting 10/14/11.

Barnes v. R.J. Reynolds, et al., Case No. 01-2007-CA-5189, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 12/17/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 01/03/12.

Blasco v. R.J. Reynolds, et al., Case No. 07-46473, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 12/28/07). One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 02/06/12.

Buchanan v. R.J. Reynolds, et al., Case No. 2007-CA-3565, Circuit Court of the 2nd Judicial Circuit, Leon County (case filed 12/17/07).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 10/03/11.

Calloway v. R.J. Reynolds, et al., Case No. 08-21770, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 05/15/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the trial period 06/27/11 - 09/23/11.

Clark v. R.J. Reynolds, et al., Case No. 07-CA-22588-AE, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 12/07/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 03/12/12.

Cohen, D.K. v. Philip Morris, Inc., et al., Case No. 07-46336, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 12/28/07).  One individual suing.  The case is scheduled for trial in 01/12.

Cohen v. R.J. Reynolds, et al., Case No. 09-004042-AI, Circuit Court of the 15th Judicial Circuit, Palm Beach

County (case filed 02/04/09).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 05/07/12.

Collins v. R.J. Reynolds, et al., Case No. 16-2007-CA-11175-EXXXMA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 11/29/07).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 10/31/11.

Cox-Boggs v. R.J. Reynolds, et al., Case No. 16-2008-CA-00400-LXXXMA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 01/09/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 06/04/12.

Cunningham v. R.J. Reynolds, et al., Case No. 01-08-CA-3717, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 07/09/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 05/07/12.

Dawes v. R.J. Reynolds, et al., Case No. 07-36725, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 12/28/07). One individual suing. The case is scheduled for the trial period 09/26/11 - 12/16/11.

Dillingham v. R.J. Reynolds, et al., Case No. 16-2008-CA-000396-GXXXMA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 01/09/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 04/30/12.

Duque v. Philip Morris, et al., Case No. 07-46324, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 12/28/07). One individual suing. The case is scheduled for trial in 02/12.

Eshbaugh v. R.J. Reynolds, et al., Case No. 07-CA-017247, Circuit Court of the 20th Judicial Circuit, Lee County (case filed 12/13/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial in 01/12.

Fairbanks v. R.J. Reynolds, et al., Case No. 16-08-CA-402, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 01/08/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 04/02/12.

Frailey v. R.J. Reynolds, et al., Case No. 16-2008-CA-000398-IXXXMA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 01/09/08).  One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 10/31/11.

George v. R.J. Reynolds, et al., Case No. 16-2008-CA-000401-GXXXMA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 01/09/08).  One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 10/10/11.

Hallgren v. R.J. Reynolds, et al., Case No. 10-761, Circuit Court of the 10th Judicial Circuit, Highlands County (case filed 06/22/10). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 10/10/11.

Hancock v. R.J. Reynolds, et al., Case No. 07-36725, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 06-03-10). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial in 10/11.

Harvey v. R.J. Reynolds, et al., Case No. 01-2007-CA-5087, Circuit Court of the 8th Judicial Circuit, Alachua County. One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 11/07/11.

Haynes v. R.J. Reynolds, et al., Case No. 16-2007-CA-11783-CXXXMA, Circuit Court of the 4th Judicial Circuit, Duval County(case filed 12/13/07).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 06/04/12.

Herrington v. R.J. Reynolds, et al., Case No. 16-2008-CA-000382-GXXXMA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 01/09/08).  One individual suing.  The case is scheduled for trial starting 10/10/11.

Hiott v. R.J. Reynolds, et al., Case No. 16-2008-CA-000391-IXXXMA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 01/09/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 04/30/12.

Humphries v. R.J. Reynolds, et al., Case No. 16-2008-CA-000386-OXXXMA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 01/09/08).  One individual suing.  The case is scheduled for trial starting 02/27/12.

Johnson v. R.J. Reynolds, et al., Case No. 16-2007-CA-011654-GXXXMA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 12/11/07).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 09/06/11.

Kaplan v. R.J. Reynolds, et al., Case No. 08-26341, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 05/01/08). One individual suing. The case is scheduled for trial starting 09/12/11.

Ledea v. R.J. Reynolds, et al., Case No. 07-41730, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 11/29/07).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 09/19/11.

Laster v. R.J. Reynolds, et al., Case No. 16-2007-CA-011552-AXXXMA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 12/07/07).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 01/31/12.

May v. R.J. Reynolds, et al., Case No. 01-08-CA-3114, Circuit Court of the 8th Judicial Circuit Alachua County (case filed 06/09/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 06/20/12.

Mayberg v R.J. Reynolds, et al., Case No. 07-40880 (03) Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 11/21/07).  Two individuals suing.  The case is scheduled for trial starting 02/01/12.

McKeever v. R.J. Reynolds, et al., Case No. 10-37561, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 08/30/10). Two individuals suing. The case is scheduled for the trial period of 01/03/12 through 03/30/12.

McLaughlin v. R.J. Reynolds, et al., Case No. 2008-CA-0104, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 01/10/08). Two individuals suing. The case is scheduled for trial starting 09/12/11.

Moon v. R.J. Reynolds, et al., Case No. 01-08-CA-3827, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 07/17/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 06/20/12.

Olson-Krupa v. R.J. Reynolds, et al., Case No. 07-CA-23101 (AE), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 12/13/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 03/12/12.

Richter v. R.J. Reynolds, et al., Case No. 50 2008-CA-038650, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 12/08/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 09/12/11.

Rizzuto v. R.J. Reynolds, et al., Case No. H27-CA-2008-003318, Circuit Court of the 5th Judicial Circuit, Florida, Hernando County (case filed 05/21/08). The case is scheduled for the three week trial period starting 02/06/12.

Rivenberg v. R.J. Reynolds, et al., Case No. 07-15646, Circuit Court of the 20th Judicial Circuit, Lee County (case filed 11/20/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 02/13/12.

Robirts v. R.J. Reynolds, et al., Case No. 16-2008-CA-000500-XXXXMA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 01/10/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 10/10/11.

Salvino v. R.J. Reynolds, et al., Case No. 07-25702, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 10/04/07). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for the trial period of 01/03/12 through 03/30/12.

Sikes v. R.J. Reynolds, et al., Case No. 16-2007-CA-11654-KXXXMA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 12/11/07).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 04/02/12.

Singerman v. R.J. Reynolds, et al., Case No. 09-37443, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 05/11/19).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 05/02/12.

Syzmanski v. R.J. Reynolds, et al., Case No. 07-CA-015501, Circuit Court of the 20th Judicial Circuit, Lee County (case filed 11/20/07). One individual suing. The case is scheduled for trial starting 10/04/11.

Swift v. R.J. Reynolds, et al., Case No. 01-08-CA-131, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 01/10/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 05/07/12.

Tuckfield v. R.J. Reynolds, et al., Case No. 01-08-CA-3117, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 07/09/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 03/12/12.

Welch v. R.J. Reynolds, et al., Case No. 16-2007-CA-011552-CXXXMA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 12/07/07).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 11/28/11.

Ward v. R.J. Reynolds, et al., Case No. 2008-CA-2135, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 12/13/07). One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 07/18/11.

Washington v. R.J. Reynolds, et al., Case No. 16-2007-CA-11552-BXXXMA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 12/07/07).  One individual suing on behalf of the estate and survivors of a deceased smoker.  The case is scheduled for trial starting 09/06/11.

West v. R.J. Reynolds, et al., Case No. 16-2007-CA-11525-XXXMA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 12/06/07).  One individual suing.  The case is scheduled for trial starting 08/08/11.

Zambelli v. R.J. Reynolds, et al., Case No. 01-08-CA-3702, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 07/09/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 02/06/12.

Zehrung v. R.J. Reynolds, et al., Case No. 01-08-CA-3837, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 07/18/08). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is scheduled for trial starting 04/02/12.

(ii)	Post-Trial Engle Progeny Cases.

Campbell v. R.J. Reynolds., et al., Case No. 2008-CA-2147, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 07/08/08). This is a wrongful death action which proceeded to jury trial in July 2009.  In August 2009, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $7,800,000.  The jury apportioned fault as follows: plaintiff - 57%, R.J. Reynolds - 39%, Philip Morris - 2%, and Liggett - 2% ($156,000).  No punitive damages were awarded against Liggett. In March 2011, the compensatory award was affirmed on appeal. On March 29, 2011, defendants moved the First District Court of Appeal to certify the case as one of great public importance. On May 13, 2011, the court denied the motion. Defendants appealed to the Florida Supreme Court. Plaintiff moved for an award of attorneys' fees against Liggett pursuant to the fee shifting provisions of Florida's proposal for settlement statute based on a settlement offer that was not accepted by Liggett.  The parties reached a confidential settlement agreement regarding the attorneys' fees incurred through trial.

Clay v. R.J. Reynolds, et al., Case No. 2007-CA-003020, Circuit Court of the 1st Judicial Circuit, Escambia County (case filed 12/13/07). One individual suing on behalf of the estate and survivors of a deceased smoker. Trial commenced on March 22, 2010. On April 13, 2010, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $3,490,000. The jury apportioned fault as follows: plaintiff - 30%, Liggett - 10% ($349,000), R.J. Reynolds - 60%. The jury found Liggett liable for $1,000,000 in punitive damages. Defendants appealed the judgment. Plaintiff moved for an award of attorneys' fees against Liggett pursuant to the fee shifting provisions of Florida's proposal for settlement statute based on a settlement offer that was not accepted by Liggett. The parties reached a confidential settlement agreement regarding the attorneys' fees incurred through trial, which agreement is contingent upon the pending appeal of the compensatory damages award.

Douglas v. R.J. Reynolds, et al., Case No. 08-8108, Circuit Court of the 13th Judicial Circuit, Hillsborough County (case filed 11/02/07). One individual suing on behalf of the estate and survivors of a deceased smoker. On March 10, 2010, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $5,000,000. The jury apportioned fault as follows: plaintiff - 50%, Liggett - 27% ($1,350,000), Philip Morris - 18% and R.J. Reynolds - 5%. No punitive damages were awarded. Defendants appealed the judgment. Plaintiff moved for an award of attorneys' fees against Liggett pursuant to the fee shifting provisions of Florida's proposal for settlement statute based on a settlement offer that was not accepted by Liggett. The parties reached a confidential settlement agreement regarding the attorneys' fees incurred through trial, which agreement is contingent upon the pending appeal of the compensatory damages award.

Putney v. R.J. Reynolds, et al., Case No. 07-36668, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 12/28/07). One individual suing on behalf of the estate and survivors of a deceased smoker. Trial commenced in March 2010. On April 26, 2010, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $15,000,000. The jury apportioned fault as follows: plaintiff - 35%, Liggett - 20% ($3,008,138), Philip Morris - 15% and R.J. Reynolds - 30%. No punitive damages were awarded against Liggett. Defendants appealed the judgment. Plaintiff moved for an award of attorneys' fees against Liggett pursuant to the fee shifting provisions of Florida's proposal for settlement statute based on a settlement offer that was not accepted by Liggett.  Entitlement to an attorney fee award has been entered, and the amount of such award will be determined in a separate proceeding.

Tullo v. R.J. Reynolds, et al., Case No. 2008-CA-035457, Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 11/14/08). One individual suing. Trial commenced in March 2011. On April 13, 2011, the jury returned a verdict in favor of the plaintiff and awarded compensatory damages in the amount of $4,500,000. The jury apportioned damages as follows: plaintiff - 45%, Liggett - 5% ($225,000), Philip Morris - 45% and Lorillard - 5%. No punitive damages were awarded. Defendants filed a motion for a new trial.

B. Other Individual Cases.

Beatty v. R.J. Reynolds, et al., Case No. 50-2009-CA-032435 (AB), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 09/24/09). Two individuals suing.

Bryant v. Philip Morris Inc., et al., Case No. 50-2008-CA-25429 (AJ), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 08/25/08).  One individual suing as personal representative of the estate and survivors of a deceased smoker.

Caldwell v. Philip Morris Inc., et al., Case No. 08-000391 (AA), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 01/07/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.

Cowart v. Liggett Group Inc., et al., Case No. 98-01483-CA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 03/16/98). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.

Diamond v. R.J. Reynolds, et al., Case No. 08-24533, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 05/30/08).  One individual suing.

Ferlanti v. Liggett Group LLC, Case No. 03-21697, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 12/11/03). An individual sued on behalf of the estate and survivors of a deceased smoker. Liggett was the sole defendant in this action. Trial concluded in February 2009 and a judgment for plaintiff was entered in the amount of $815,972. Liggett satisfied the judgment in March 2011. In September 2010, the court awarded plaintiff legal fees of $996,000. The plaintiff is appealing the amount of that attorneys' fee award.

Fine v. Philip Morris, Inc., et al., Case No. 08-000383 (AA), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 01/07/08).  One individual suing on behalf of the estate and survivors of a deceased smoker.

Grose v. R.J. Reynolds, et al., Case No. 08-38276, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 08/15/08).  One individual suing as personal representative of the estate and survivors of a deceased smoker. In addition to Liggett Group LLC, Vector Tobacco Inc. is a named defendant. Defendants filed a motion to dismiss the complaint. A hearing has not been scheduled.

Hikin, et al. v. Philip Morris Inc., et al., Case No. 08-57479, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 11/21/08). Two individuals suing.

Laschke, et al. v. R.J. Reynolds, et al., Case No. 96-8131-CI-008, Circuit Court of the 6th Judicial Circuit, Pinellas County (case filed 12/20/96). Two individuals suing. The dismissal of the case was reversed on appeal, and the case was remanded to the trial court. An amended complaint was filed by the plaintiffs. In January 2006, defendants filed motions to dismiss the amended complaint. A hearing has not been scheduled.

McKeever v. R.J. Reynolds Tobacco Co., et al., Case No. 09-87681, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 12/04/09).  Two individuals suing.

Meckler v. Liggett Group Inc., Case No. 97-03949-CA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 07/10/97). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.

Rawls v. Liggett Group Inc., Case No. 97-01354-CA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 03/06/97). One individual suing. Liggett is the only tobacco company defendant in this case. The case is dormant.

Spivak v. Philip Morris Inc., et al., Case No. 08-19309 (AH), Circuit Court of the 15th Judicial Circuit, Palm Beach County (case filed 06/26/08).  One individual suing as personal representative of the estate and survivors of a deceased smoker.

Spry v. Liggett Group LLC, et al., Case No. 06-31216 CICI, Circuit Court of the 7th Judicial Circuit,  Volusia County (case filed 07/27/06). Two individuals suing.

Whitney v. R.J. Reynolds, et al., Case No. 2011-CA-286J, Circuit Court of the 8th Judicial Circuit, Alachua County (case filed 01/27/11).

Louisiana

Hunter, et al. v. R. J. Reynolds, et al., Case No. 2002/18748m, Circuit Court of the Civil District Court, Parish of Orleans (case filed 12/04/02). Two individuals suing. The case has been dismissed as abandoned although this decision has been challenged by the plaintiffs.

Oser v. The American Tobacco Co., et al., Case No. 97-9293, Circuit Court of the Civil District Court, Parish of Orleans (case filed 05/27/97). One individual suing.

Reese, et al. v. R. J. Reynolds, et al., Case No. 2003-12761, Circuit Court of the 22nd Judicial District Court, St. Tammany Parish (case filed 06/10/03). Five individuals suing.

Maryland
Barlow, et al., v. John Crane-Houdaille, Inc., et al., Case No. 24-X-09-000136, Circuit Court, Baltimore City (case filed 04/01/11).  Plaintiffs are husband and wife.  Plaintiffs seek damages allegedly caused by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and Liggett. Defendants filed a motion to dismiss and answer to the complaint on 05/25/11. The Motion to Dismiss was granted by the court on 07/13/11.
Bizzarri, et al. v. John-Crane Houdaille, Inc. et al., Case No. 24-X-08-000318, Circuit Court, Baltimore City (case filed on 4/21/11).  Plaintiffs are the surviving children of decedent Blaze Bizzarri.  Plaintiffs seek damages allegedly caused to decedent by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett.  Defendants filed a motion to dismiss and answer to the complaint on 05/31/11. The Motion to Dismiss was granted by the court on 07/13/11.
Burik, et al. v. John Crane-Houdaille, Inc. et al., Case No. 24-X-08-000429, Circuit Court, Baltimore City (case filed 06/09/10).  Plaintiff is suing individually and as personal representative of the estate of a deceased smoker.  Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. The defendants, including Liggett, filed a motion to dismiss in July 2010. Plaintiff filed a Response to the Defendants' Motion to Dismiss on 07/29/10. The Motion to Dismiss was granted by the court on 07/13/11.

Dungan, et al. v. John-Crane Houdaille, Inc. et al., Case No. 24-X-11-000145, Circuit Court, Baltimore City (case filed on 4/25/11).  Plaintiffs are the surviving children of decedent Melvin Dungan.  Plaintiffs seek damages allegedly caused to decedent by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett.  Defendants filed a motion to dismiss and answer to the complaint on 05/31/11. The Motion to Dismiss was granted by the court on 07/13/11.
Eisner, et al. v. John-Crane Houdaille, Inc. et al., Case No. 24-X-08-000475, Circuit Court, Baltimore City (case filed on 4/25/11).  Plaintiffs are husband and wife.  Plaintiffs seek damages allegedly caused to Plaintiff William Eisner by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett.  Defendants filed a motion to dismiss and answer to the complaint on 05/31/11. The Motion to Dismiss was granted by the court on 07/13/11.
Kraska, et al. v. John Crane-Houdaille, Inc. et al., Case No. 24X08000209, Circuit Court, Baltimore City (case filed 08/02/10). Plaintiff is suing individually and as personal representative of the estate of a deceased smoker. Plaintiff seeks damages allegedly caused to decedent by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. Liggett joined in and adopted the Defendants' Motion to Dismiss on 10/08/10.  The Motion to Dismiss was granted by the court on 07/13/11.
Love, et al. v. John Crane-Houdaille, Inc. et al., Case No. 24-X-08-000120, Circuit Court, Baltimore City (case filed 06/01/10).  Plaintiff and his wife seek damages allegedly caused by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett.  The defendants filed a motion to dismiss in July 2010.  Plaintiffs filed a Response to the Defendants' Motion to Dismiss on 07/29/10.  The Motion to Dismiss was granted by the court on 07/13/11.
Schoppert, et al., v. John Crane-Houdaille, Inc., et al., Case No. 24-X-07-000300, Circuit Court, Baltimore City (case filed 02/19/10). Plaintiffs are husband and wife. Plaintiffs seek damages allegedly caused to Plaintiff Leon D. Schoppert by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett. Liggett joined in and adopted the Defendants' Motion to Dismiss on 08/18/10. Plaintiffs filed a response to Liggett's Motion to Dismiss on 08/20/10. The Motion to Dismiss was granted by the court on 07/13/11.
Tarlton, et al., v. John Crane-Houdaille, Inc., et al., Case No. 24-X-08-000313, Circuit Court, Baltimore City (case filed 04/01/11).  Plaintiffs are husband and wife.  Plaintiffs seek damages allegedly caused by exposure to asbestos and cigarette smoke, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett.  Defendants filed a motion to dismiss and answer to the complaint on 05/25/11. The Motion to Dismiss was granted by the court on 07/13/11.
Missouri

Nuzum, et al. v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-cv-237237, Circuit Court, Jackson County (case filed 05/21/03). Two individuals suing.

New York

Brantley v. The American Tobacco Company, et al., Case No. 114317/01, Supreme Court of New York, New York County (case filed 07/23/01). One individual suing. In March 2011, the case was stayed by the court until a status conference in September 2011.

Debobes v. The American Tobacco Company, et al., Case No. 29544/92, Supreme Court of New York, Nassau County (case filed 10/17/97). One individual suing.
Hausrath, et al. v. Liggett Group LLC, Case No. I2001-09526, Supreme Court of New York, Erie County (case filed 01/24/02). Two individuals suing. Liggett is the only defendant in this case. There has been no recent activity.

James v. The American Tobacco Company, et al., Case No. 103034/02, Supreme Court of New York, New York County (case filed 04/04/97). One individual suing.

Shea, et al. v. The American Tobacco Company, et al., Case No. 008938/03, Supreme Court of New York, Nassau County (case filed 10/17/97). Two individuals suing. In December 2008, the trial court granted defendants' motion to dismiss plaintiffs' claims for punitive damages as barred by the prior settlement with the New York Attorney General, but denied the defendants' motion to dismiss the case. The dismissal of the punitive damages claim was affirmed by the intermediate appellate court in May 2010. Plaintiffs' motion to reargue the decision was denied by the appellate court.

Standish v. The American Tobacco Company, et al., Case No. 18418-97, Supreme Court of New York, Bronx County (case filed 07/28/97). One individual suing.

Tomasino, et al. v. The American Tobacco Company, et al., Case No. 027182/97, Supreme Court of New York, Nassau County (case filed 09/23/97). Two individuals suing. In June 2009, the trial court granted defendants' motion to dismiss plaintiffs' claims for punitive damages as barred by the prior settlement with the New York Attorney General, but denied the defendants' motion to dismiss the case. The dismissal of the punitive damages claim was affirmed by the intermediate appellate court in May 2010.  Plaintiffs' motion to reargue the decision was denied by the appellate court.

Yedwabnick v. The American Tobacco Company, et al., Case No. 20525/97, Supreme Court of New York, Queens County (case filed 09/19/97). One individual suing.

Ohio

Croft, et al. v. Akron Gasket & Packing, et al., Case No. CV04541681, Court of Common Pleas, Cuyahoga County (case filed 08/25/05). Two individuals suing.

West Virginia

Brewer, et al. v. The American Tobacco Company, et al., Case No. 01-C-82, Circuit Court, Ohio County (case filed 03/20/01). Two individuals suing.

Little v. The American Tobacco Company, et al., Case No. 01-C-235, Circuit Court, Ohio County (case filed 06/04/01). One individual suing.

II. CLASS ACTION CASES

a)	Smoking Related

Brown, et al. v. Philip Morris USA Inc., et al., (In Re: Tobacco II Cases), Case No. 711400, Superior Court of California, County of San Diego (case filed 10/01/97). The action was brought against the major U.S. cigarette manufacturers, including Liggett, seeking to recover restitution, disgorgement of profits and other equitable relief under California Business and Professions Code. In April 2001, under the California Unfair Competition Laws and the Consumer Legal Remedies Act, the court granted in part the plaintiffs' motion for certification of a class composed of residents of California who smoked at least one of the defendants' cigarettes from June 10, 1993 through April 23, 2001, and who were exposed to the defendants' marketing and advertising activities in California. Certification was granted as to the plaintiffs' claims that the defendants violated § 17200 of the California Business and Professions Code pertaining to unfair competition. The court, however, refused to certify the class under the California Legal Remedies Act or the plaintiffs' common law claims. Following the November 2004 passage of a proposition in California that changed the law regarding cases of this nature, the defendants moved to decertify the class. In March 2005, the court granted the defendants' motion, and plaintiffs appealed that decertification order. In September 2006, the California Court of Appeal affirmed the class decertification order. In May 2009, the California Supreme Court reversed the class decertification order and remanded the case for further proceedings regarding whether there are class representatives that can demonstrate standing. In June 2009, the defendants filed a Petition for Rehearing in the California Supreme Court, which was denied by the court in August 2009. Additionally, in September 2009, plaintiffs' counsel informed the trial court that plaintiffs intend to seek reconsideration of the trial court's September 2004 order finding that plaintiffs' allegations regarding lights cigarettes are preempted by federal law. Plaintiffs contend that the recent decision in Altria v. Good, by the United States Supreme Court, necessitates reconsideration of the trial court's September 2004 preemption ruling. In March 2010, the trial court granted reconsideration of its September 2004 order granting partial summary judgment to defendants with respect to plaintiffs' “lights” claims on the basis of judicial decisions issued since its order was issued, including the United States Supreme Court's ruling in Altria, thereby reinstating plaintiffs' “lights” claims. Since the trial court's prior ruling decertifying the class was reversed on appeal by the California Supreme Court, the parties and the court are treating all claims currently being asserted by the plaintiffs as certified, subject, however, to defendants' challenge to the class representatives standing to assert their claims. The plaintiffs filed a tenth amended complaint in September 2010. In December 2010, defendants filed a motion for a determination that the class representatives lack standing and are not adequate to represent the class. Argument on this motion occurred on February 23, 2011 and the court, thereafter, issued an order determining that the representative plaintiffs lack standing. Plaintiffs then filed a motion for leave to file an eleventh amended complaint adding new class representatives and defendants filed a motion to dismiss. On June 21, 2011, the court granted plaintiffs' motion for leave to amend and denied defendants' motion to dismiss. On July 1, 2011, plaintiffs filed their eleventh amended complaint.

Cleary, et al. v. Philip Morris, Inc., et al., Case No. 09-cv-01596, USDC Northern District of Illinois (case was originally filed 06/03/98 in Circuit Court of Cook County, Illinois). The action was brought on behalf of persons who have allegedly been injured by (1) the defendants' purported conspiracy pursuant to which defendants allegedly concealed material facts regarding the addictive nature of nicotine; (2) the defendants' alleged acts of targeting their advertising and marketing to minors; and (3) the defendants' claimed breach of the public's right to defendants' compliance with laws prohibiting the distribution of cigarettes to minors. The plaintiffs seek disgorgement of all profits unjustly received through defendants' sale of cigarettes to plaintiffs. In March 2009, plaintiffs filed a Third Amended Complaint replacing one named class representative with a new plaintiff and adding new allegations regarding defendants' sale of “light” cigarettes. In March 2009, defendants filed a notice of removal to the United States District Court for the Northern District of Illinois. In November 2009, plaintiffs filed a revised motion for class certification. On February 1, 2010, the court granted summary judgment in favor of defendants as to all claims, other than a “lights” claim involving another cigarette manufacturer. On February 22, 2010, the court denied plaintiffs' motion for class certification as to each purported class of plaintiffs, but, allowed plaintiffs an opportunity to reinstate the motion as to the addiction claim, if the plaintiffs identified a new class representative, which they did, on April 13, 2010. Plaintiffs filed a Fourth Amended Complaint in an attempt to resurrect their addiction claims. In June 2010, the court granted defendants' motion to dismiss the Fourth Amended Complaint. Plaintiffs' motion for reconsideration was denied by the court. In August 2010, plaintiffs filed a notice of appeal in the United States Court of Appeals for the Seventh Circuit. Oral argument occurred on 04/07/11. A decision is pending.

In Re: Tobacco Litigation (Personal Injury Cases), Case No. 00-C-5000, Circuit Court, West Virginia, Ohio County (case filed 01/18/00). Although not technically a class action, the court consolidated approximately 750 individual smoker actions that were pending prior to 2001 for trial on some common related issues. Liggett was severed from trial of the consolidated action. Trial for the other defendants commenced in June 2010 and ended in a mistrial. A new trial is scheduled for 10/17/11.

Parsons, et al. v. A C & S Inc., et al., Case No. 98-C-388, Circuit Court, West Virginia, Onio County (case filed 02/09/98). This personal injury class action is brought on behalf of plaintiff's decedent and all West Virginia residents who allegedly have personal injury claims arising from their exposure to cigarette smoke and asbestos fibers. The complaint seeks to recover unspecified compensatory and punitive damages for all potential members of the class. The case is stayed as a result of the December 2000 bankruptcy petitions filed by three defendants (Nitral Liquidators, Inc., Desseaux Corporation of North America and Armstrong World Industries) in the United States Bankruptcy Court for the District of Delaware.

Young, et al. v. American Brands Inc., et al., Case No. 97-19984cv, Civil District Court, Louisiana, Orleans Parish (case filed 11/12/97). This purported personal injury class action is brought on behalf of plaintiff and all similarly situated residents in Louisiana who, though not themselves cigarette smokers, have been exposed to secondhand smoke from cigarettes which were manufactured by the defendants, and who suffered injury as a result of that exposure. The class has not been certified. The plaintiffs seek to recover an unspecified amount of compensatory and punitive damages. In October 2004, the trial court stayed this case pending the outcome of an appeal in Scott v. American Tobacco Co. The Scott case is now final. Liggett is not a party in the Scott case.

b)	Price Fixing

Smith, et al. v. Philip Morris, Inc., et al., Case No. 00-cv-26, District Court, Kansas, Seward County (case filed 02/07/00). In this class action, plaintiffs allege that defendants conspired to fix, raise, stabilize, or maintain prices for cigarettes in Kansas. The court granted class certification in November 2001 and discovery is proceeding.  In November 2010, defendants filed a motion for summary judgment. In addition to joining that summary judgment motion, Liggett filed its own summary judgment motion on June 1, 2011. Briefing is to be completed by August 5, 2011.

III. HEALTH CARE COST RECOVERY ACTIONS

Crow Creek Sioux Tribe v. The American Tobacco Company, et al., Case No. cv-97-09-082, Tribal Court of the Crow Creek Sioux Tribe, South Dakota (case filed 09/26/97). The plaintiffs seek to recover actual and punitive damages, restitution, funding of a clinical cessation program, funding of a corrective public education program and disgorgement of unjust profits from alleged sales to minors. The case is dormant.

General Health Services (Kupat Holim Clalit) v. Philip Morris, Inc., et al., Case No. 1571/98, District Court, Jerusalem, Israel (case filed 09/28/98). General Health Services seeks to recover the past and future value of the total expenditures for health-care services provided to residents of Israel resulting from tobacco related disease along with interest, increased and/or exemplary damages and costs. On July 13, 2011, the Israeli Supreme Court rejected the plaintiff's claims.